BeiGene Announces Acceptance of a Supplemental New Drug Application in China for REVLIMID® in Relapsed or Refractory Indolent Lymphoma
BEIJING, China and CAMBRIDGE, Mass., December 22, 2019 (GLOBE NEWSWIRE) -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer, today announced that the China National Medical Products Administration (NMPA) has accepted a supplemental new drug application (sNDA) for REVLIMID® (lenalidomide), in combination with rituximab, for the treatment of patients with relapsed or refractory indolent lymphoma (follicular lymphoma or marginal zone lymphoma). REVLIMID was first approved in China in 2013 for the treatment of multiple myeloma in combination with dexamethasone, in adult patients who have received at least one prior therapy, and the label for the combination was expanded in 2018 to include adult patients with newly-diagnosed multiple myeloma (NDMM) who are not eligible for transplant. It is currently marketed in China by BeiGene under an exclusive license from Celgene Logistics Sarl, a Bristol-Myers Squibb company.
“This milestone for REVLIMID marks another step in the expansion of our hematology franchise into non-Hodgkin’s lymphoma (NHL) in China, where significant unmet medical needs remain. Together with the pending approvals of tislelizumab for Hodgkin’s lymphoma and zanubrutinib for mantle cell lymphoma and chronic lymphocytic leukemia as well as Revlimid for multiple myeloma, Vidaza for myelodysplastic syndromes and acute myeloid leukemia and additional products from the collaboration we have announced with Amgen, we are working to build a market-leading presence in the treatment of hematological cancers in China,” said Dr. Xiaobin Wu, General Manager of China and President of BeiGene. “We are excited about this opportunity and look forward to working closely with Bristol-Myers Squibb and the NMPA to bring this chemotherapy-free treatment option to patients with relapsed or refractory follicular lymphoma or marginal zone lymphoma in China as soon as possible.”
The sNDA is supported by a clinical, non-clinical, and chemistry, manufacturing and control (CMC) data package, including the results from the pivotal Phase 3 AUGMENT study (NCT01938001) sponsored and conducted by Bristol-Myers Squibb. AUGMENT is a randomized, double-blind, multicenter trial in which a total of 358 patients with relapsed or refractory follicular or marginal zone lymphoma were randomized 1:1 to receive REVLIMID and rituximab (R2) or rituximab and placebo. With a median follow-up of 28.3 months (range: 0.1 to 51.3 months), R2 demonstrated clinically meaningful and statistically significant improvement in progression-free survival (PFS), evaluated by an independent review committee (IRC), relative to the control arm with a 54% reduction in the risk of progression or death (hazard ratio [HR] = 0.46; 95% confidence interval [CI]: 0.34, 0.62; p < 0.0001). The median PFS was 39.4 months for the R2 arm and 14.1 months for the control arm with an improvement by more than 2 years. Overall response rate (ORR), a secondary endpoint, was 78% in the R2 arm vs. 53% in the control arm, as assessed by the IRC. Duration of response (DoR) was significantly improved for R2 vs. control with median DoR of 37 vs. 22 months, respectively (P =0.0015; HR: 0.53; 95% CI, 0.36-0.79). The most frequent adverse event (AE) in the R2 arm was neutropenia (58%), vs. 22% in the control arm. Additional commonly observed AEs in more than 20% of patients included diarrhea (31% in the R2 arm vs. 23% in the control arm), constipation (26% vs. 14%), cough (23% vs. 17%), and fatigue (22% vs. 18%). Adverse events that were reported at a higher rate (>10%) in the R2 arm were neutropenia, constipation, leukopenia, anemia, thrombocytopenia and tumor flare.
About follicular lymphoma (FL) and marginal zone lymphoma (MZL)
FL and MZL are two major types of indolent lymphomas1; FL is the most common subtype, constituting approximately 20% to 25% of all NHL2, followed by MZL (approximately 5% to 17% of all NHLs)3. NHL incidence in China is 88,090 according to the World Health Organization’s Globocan 2018 database4. Given the incurable nature of relapsed or refractory FL/MZL, the efficacy and safety limitations of current treatment options, and the fact that patients are typically older and with comorbidities, a high unmet medical need exists for the development of novel treatment options with new differentiated mechanisms of action and a more tolerable safety profile that can improve the quality of response and PFS in the setting of previously treated FL/MZL.
About REVLIMID
In China, REVLIMID was approved in combination with dexamethasone for the treatment of adult patients with newly diagnosed multiple myeloma (MM) who are not eligible for transplant in 2018. It received approval in China in 2013 for the treatment of multiple myeloma in combination with dexamethasone in adult patients who have received at least one prior therapy.
REVLIMID is approved in Europe and the United States as monotherapy, indicated for the maintenance treatment of adult patients with newly diagnosed MM who have undergone autologous stem cell transplantation. REVLIMID as combination therapy is approved in Europe, in the United States, in Japan and in around 25 other countries for the treatment of adult patients with previously untreated MM who are not eligible for transplant. REVLIMID is also approved in combination with dexamethasone for the treatment of patients with MM who have received at least one prior therapy in nearly 70 countries, encompassing Europe, the Americas, the Middle-East and Asia, and in combination with dexamethasone for the treatment of patients whose disease has progressed after one therapy in Australia and New Zealand.
REVLIMID is also approved in the United States, Canada, Switzerland, Australia, New Zealand and several Latin American countries, as well as Malaysia and Israel, for transfusion-dependent anaemia due to low- or intermediate-1-risk myelodysplastic syndromes (MDS) associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities and in Europe for the treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk MDS associated with an isolated deletion 5q cytogenetic abnormality when other therapeutic options are insufficient or inadequate.
In addition, REVLIMID is approved in Europe for the treatment of patients with mantle cell lymphoma (MCL) and in the United States for the treatment of patients with MCL whose disease has relapsed or progressed after two prior therapies, one of which included bortezomib. In Switzerland, REVLIMID is indicated for the treatment of patients with relapsed or refractory MCL after prior therapy that included bortezomib and chemotherapy/rituximab.
REVLIMID is not indicated and is not recommended for the treatment of patients with chronic lymphocytic leukemia (CLL) outside of controlled clinical trials.
U.S. Indications for REVLIMID®
REVLIMID® (lenalidomide) in combination with dexamethasone (dex) is indicated for the treatment of adult patients with multiple myeloma (MM).
REVLIMID is indicated as maintenance therapy in adult patients with MM following autologous hematopoietic stem cell transplantation (auto-HSCT).
REVLIMID is indicated for the treatment of adult patients with transfusion-dependent anemia due to low-or intermediate-1–risk myelodysplastic syndromes (MDS) associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities.
REVLIMID is indicated for the treatment of adult patients with mantle cell lymphoma (MCL) whose disease has relapsed or progressed after two prior therapies, one of which included bortezomib.
REVLIMID in combination with a rituximab product is indicated for the treatment of adult patients with previously treated follicular lymphoma (FL).
REVLIMID in combination with a rituximab product is indicated for the treatment of adult patients with previously treated marginal zone lymphoma (MZL).

REVLIMID is not indicated and is not recommended for the treatment of patients with chronic lymphocytic leukemia (CLL) outside of controlled clinical trials.
REVLIMID is only available through a restricted distribution program, REVLIMID REMS®.
Important Safety Information
WARNING: EMBRYO-FETAL TOXICITY, HEMATOLOGIC TOXICITY, and VENOUS and ARTERIAL THROMBOEMBOLISM
Embryo-Fetal Toxicity
Do not use REVLIMID during pregnancy. Lenalidomide, a thalidomide analogue, caused limb abnormalities in a developmental monkey study. Thalidomide is a known human teratogen that causes severe life-threatening human birth defects. If lenalidomide is used during pregnancy, it may cause birth defects or embryo-fetal death. In females of reproductive potential, obtain 2 negative pregnancy tests before starting REVLIMID treatment. Females of reproductive potential must use 2 forms of contraception or continuously abstain from heterosexual sex during and for 4 weeks after REVLIMID treatment. To avoid embryo-fetal exposure to lenalidomide, REVLIMID is only available through a restricted distribution program, the REVLIMID REMS® program.

Information about the REVLIMID REMS program is available at www.celgeneriskmanagement.com or by calling the manufacturer’s toll-free number 1-888-423-5436.
Hematologic Toxicity (Neutropenia and Thrombocytopenia)
REVLIMID can cause significant neutropenia and thrombocytopenia. Eighty percent of patients with del 5q MDS had to have a dose delay/reduction during the major study. Thirty-four percent of patients had to have a second dose delay/reduction. Grade 3 or 4 hematologic toxicity was seen in 80% of patients enrolled in the study. Patients on therapy for del 5q MDS should have their complete blood counts monitored weekly for the first 8 weeks of therapy and at least monthly thereafter. Patients may require dose interruption and/or reduction. Patients may require use of blood product support and/or growth factors.
Venous and Arterial Thromboembolism

REVLIMID has demonstrated a significantly increased risk of deep vein thrombosis (DVT) and pulmonary embolism (PE), as well as risk of myocardial infarction and stroke in patients with MM who were treated with REVLIMID and dexamethasone therapy. Monitor for and advise patients about signs and symptoms of thromboembolism. Advise patients to seek immediate medical care if they develop symptoms such as shortness of breath, chest pain, or arm or leg swelling. Thromboprophylaxis is recommended and the choice of regimen should be based on an assessment of the patient’s underlying risks.
CONTRAINDICATIONS
Pregnancy: REVLIMID can cause fetal harm when administered to a pregnant female and is contraindicated in females who are pregnant. If this drug is used during pregnancy or if the patient becomes pregnant while taking this drug, the patient should be apprised of the potential risk to the fetus.
Severe Hypersensitivity Reactions: REVLIMID is contraindicated in patients who have demonstrated severe hypersensitivity (e.g., angioedema, Stevens-Johnson syndrome, toxic epidermal necrolysis) to lenalidomide.
WARNINGS AND PRECAUTIONS
Embryo-Fetal Toxicity: See Boxed WARNINGS.

•	Females of Reproductive Potential: See Boxed WARNINGS.

•
Males: Lenalidomide is present in the semen of patients receiving the drug. Males must always use a latex or synthetic condom during any sexual contact with females of reproductive potential while taking REVLIMID and for up to 4 weeks after discontinuing REVLIMID, even if they have undergone a successful vasectomy. Male patients taking REVLIMID must not donate sperm.

•
Blood Donation: Patients must not donate blood during treatment with REVLIMID and for 4 weeks following discontinuation of the drug because the blood might be given to a pregnant female patient whose fetus must not be exposed to REVLIMID.

REVLIMID REMS® Program: See Boxed WARNINGS. Prescribers and pharmacies must be certified with the REVLIMID REMS program by enrolling and complying with the REMS requirements; pharmacies must only dispense to patients who are authorized to receive REVLIMID. Patients must sign a Patient-Physician Agreement Form and comply with REMS requirements; female patients of reproductive potential who are not pregnant must comply with the pregnancy testing and contraception requirements and males must comply with contraception requirements.
Hematologic Toxicity: REVLIMID can cause significant neutropenia and thrombocytopenia. Monitor patients with neutropenia for signs of infection. Advise patients to observe for bleeding or bruising, especially with use of concomitant medications that may increase risk of bleeding. Patients may require a dose interruption and/or dose reduction. MM: Monitor complete blood counts (CBC) in patients taking REVLIMID + dexamethasone or REVLIMID as maintenance therapy, every 7 days for the first 2 cycles, on days 1 and 15 of cycle 3, and every 28 days thereafter. MDS: Monitor CBC in patients on therapy for del 5q MDS, weekly for the first 8 weeks of therapy and at least monthly thereafter. See Boxed WARNINGS for further information. MCL: Monitor CBC in patients taking REVLIMID for MCL weekly for the first cycle (28 days), every 2 weeks during cycles 2-4, and then monthly thereafter. FL/MZL: Monitor CBC in patients taking REVLIMID for FL or MZL weekly for the first 3 weeks of Cycle 1 (28 days), every 2 weeks during Cycles 2-4, and then monthly thereafter.
Venous and Arterial Thromboembolism: See Boxed WARNINGS. Venous thromboembolic events (DVT and PE) and arterial thromboses (MI and CVA) are increased in patients treated with REVLIMID. Patients with known risk factors, including prior thrombosis, may be at greater risk and actions should be taken to try to minimize all modifiable factors (e.g., hyperlipidemia, hypertension, smoking). Thromboprophylaxis is recommended and the regimen should be based on the patient’s underlying risks. ESAs and estrogens may further increase the risk of thrombosis and their use should be based on a benefit-risk decision.
Increased Mortality in Patients With CLL: In a clinical trial in the first-line treatment of patients with CLL, single-agent REVLIMID therapy increased the risk of death as compared to single-agent chlorambucil. Serious adverse cardiovascular reactions, including atrial fibrillation, myocardial infarction, and cardiac failure, occurred more frequently in the REVLIMID arm. REVLIMID is not indicated and not recommended for use in CLL outside of controlled clinical trials.
Second Primary Malignancies (SPM): In clinical trials in patients with MM receiving REVLIMID and in patients with FL or MZL receiving REVLIMID + rituximab therapy, an increase of hematologic plus solid tumor SPM, notably AML, have been observed. In patients with MM, MDS was also observed. Monitor patients for the development of SPM. Take into account both the potential benefit of REVLIMID and risk of SPM when considering treatment.
Increased Mortality With Pembrolizumab:  In clinical trials in patients with MM, the addition of pembrolizumab to a thalidomide analogue plus dexamethasone resulted in increased mortality. Treatment of patients with MM with a PD-1 or PD-L1 blocking antibody in combination with a thalidomide analogue plus dexamethasone is not recommended outside of controlled clinical trials.
Hepatotoxicity: Hepatic failure, including fatal cases, has occurred in patients treated with REVLIMID + dexamethasone. Pre-existing viral liver disease, elevated baseline liver enzymes, and concomitant medications may be risk factors. Monitor liver enzymes periodically. Stop REVLIMID upon elevation of liver enzymes. After return to baseline values, treatment at a lower dose may be considered.
Severe Cutaneous Reactions: Severe cutaneous reactions including Stevens-Johnson syndrome (SJS), toxic epidermal necrolysis (TEN), and drug reaction with eosinophilia and systemic symptoms (DRESS) have been reported. These events can be fatal. Patients with a prior history of Grade 4 rash associated with thalidomide treatment should not receive REVLIMID. Consider REVLIMID interruption or discontinuation for Grade 2-3 skin rash.

Permanently discontinue REVLIMID for Grade 4 rash, exfoliative or bullous rash, or for other severe cutaneous reactions such as SJS, TEN, or DRESS.
Tumor Lysis Syndrome (TLS): Fatal instances of TLS have been reported during treatment with REVLIMID. The patients at risk of TLS are those with high tumor burden prior to treatment. Closely monitor patients at risk and take appropriate preventive approaches.
Tumor Flare Reaction (TFR): TFR has occurred during investigational use of REVLIMID for CLL and lymphoma. Monitoring and evaluation for TFR is recommended in patients with MCL, FL, or MZL. Tumor flare may mimic the progression of disease (PD). In patients with Grade 3 or 4 TFR, it is recommended to withhold treatment with REVLIMID until TFR resolves to ≤Grade 1. REVLIMID may be continued in patients with Grade 1 and 2 TFR without interruption or modification, at the physician’s discretion.
Impaired Stem Cell Mobilization: A decrease in the number of CD34+ cells collected after treatment (>4 cycles) with REVLIMID has been reported. Consider early referral to transplant center to optimize timing of the stem cell collection.
Thyroid Disorders: Both hypothyroidism and hyperthyroidism have been reported. Measure thyroid function before starting REVLIMID treatment and during therapy.

Early Mortality in Patients With MCL: In another MCL study, there was an increase in early deaths (within 20 weeks); 12.9% in the REVLIMID arm versus 7.1% in the control arm. Risk factors for early deaths include high tumor burden, MIPI score at diagnosis, and high WBC at baseline (≥10 x 109/L).
Hypersensitivity: Hypersensitivity, including angioedema, anaphylaxis, and anaphylactic reactions to REVLIMID has been reported. Permanently discontinue REVLIMID for angioedema and anaphylaxis.

ADVERSE REACTIONS
Multiple Myeloma

•
In newly diagnosed: The most frequently reported Grade 3 or 4 reactions included neutropenia, anemia, thrombocytopenia, pneumonia, asthenia, fatigue, back pain, hypokalemia, rash, cataract, lymphopenia, dyspnea, DVT, hyperglycemia, and leukopenia. The highest frequency of infections occurred in Arm Rd Continuous (75%) compared to Arm MPT (56%). There were more Grade 3 and 4 and serious adverse reactions of infection in Arm Rd Continuous than either Arm MPT or Rd18.

•
The most common adverse reactions reported in ≥20% (Arm Rd Continuous): diarrhea (45%), anemia (44%), neutropenia (35%), fatigue (33%), back pain (32%), asthenia (28%), insomnia (28%), rash (26%), decreased appetite (23%), cough (23%), dyspnea (22%), pyrexia (21%), abdominal pain (20%), muscle spasms (20%), and thrombocytopenia (20%).

•	Maintenance Therapy Post Auto-HSCT: The most frequently reported Grade 3 or 4 reactions in ≥20% (REVLIMID arm) included neutropenia, thrombocytopenia, and leukopenia. The serious adverse reactions of lung infection and neutropenia (more than 4.5%) occurred in the REVLIMID arm.

•
The most frequently reported adverse reactions in ≥20% (REVLIMID arm) across both maintenance studies (Study 1, Study 2) were neutropenia (79%, 61%), thrombocytopenia (72%, 24%), leukopenia (23%, 32%), anemia (21%, 9%), upper respiratory tract infection (27%, 11%), bronchitis (4%, 47%), nasopharyngitis (2%, 35%), cough (10%, 27%), gastroenteritis (0%, 23%), diarrhea (54%, 39%), rash (32%, 8%), fatigue (23%, 11%), asthenia (0%, 30%), muscle spasm (0%, 33%), and pyrexia (8%, 20%).

•
After at least one prior therapy: The most common adverse reactions reported in ≥20% (REVLIMID/dex vs dex/placebo): fatigue (44% vs 42%), neutropenia (42% vs 6%), constipation (41% vs 21%), diarrhea (39% vs 27%), muscle cramp (33% vs 21%), anemia (31% vs 24%), pyrexia (27% vs 23%), peripheral edema (26% vs 21%), nausea (26% vs 21%), back pain (26% vs 19%), upper respiratory tract infection (25% vs 16%), dyspnea (24% vs 17%), dizziness (23% vs 17%), thrombocytopenia (22% vs 11%), rash (21% vs 9%), tremor (21% vs 7%), and weight decreased (20% vs 15%).

Myelodysplastic Syndromes

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Grade 3 and 4 adverse events reported in ≥ 5% of patients with del 5q MDS were neutropenia (53%), thrombocytopenia (50%), pneumonia (7%), rash (7%), anemia (6%), leukopenia (5%), fatigue (5%), dyspnea (5%), and back pain (5%).

•
Adverse events reported in ≥15% of del 5q MDS patients (REVLIMID): thrombocytopenia (61.5%), neutropenia (58.8%), diarrhea (49%), pruritus (42%), rash (36%), fatigue (31%), constipation (24%), nausea (24%), nasopharyngitis (23%), arthralgia (22%), pyrexia (21%), back pain (21%), peripheral edema (20%), cough (20%), dizziness (20%), headache (20%), muscle cramp (18%), dyspnea (17%), pharyngitis (16%), epistaxis (15%), asthenia (15%), upper respiratory tract infection (15%).

Mantle Cell Lymphoma

•
Grade 3 and 4 adverse events reported in ≥5% of patients treated with REVLIMID in the MCL trial (N=134) included neutropenia (43%), thrombocytopenia (28%), anemia (11%), pneumonia (9%), leukopenia (7%), fatigue (7%), diarrhea (6%), dyspnea (6%), and febrile neutropenia (6%).

•
Adverse events reported in ≥15% of patients treated with REVLIMID in the MCL trial included neutropenia (49%), thrombocytopenia (36%), fatigue (34%), anemia (31%), diarrhea (31%), nausea (30%), cough (28%), pyrexia (23%), rash (22%), dyspnea (18%), pruritus (17%), peripheral edema (16%), constipation (16%), and leukopenia (15%).

Follicular Lymphoma/Marginal Zone Lymphoma

•
Fatal adverse reactions occurred in 6 patients (1.5%) receiving REVLIMID + rituximab across both trials. Fatal adverse reactions (1 each) included: cardio-respiratory arrest, arrhythmia, cardiopulmonary failure, multiple organ dysfunction syndrome, sepsis, and acute kidney injury. The most frequent serious adverse reaction that occurred in the REVLIMID + rituximab arm was febrile neutropenia (3.0%).

•	Grade 3 and 4 adverse reactions reported in ≥5% of patients treated in the FL/MZL trial with REVLIMID + rituximab were: neutropenia (50%) and leukopenia (7%).

•
Adverse reactions reported in ≥15% of patients with FL/MZL treated with REVLIMID + rituximab were: neutropenia (58%), diarrhea (31%), constipation (26%), cough (24%), fatigue (22%), rash (22%), pyrexia (21%), leukopenia (20%), pruritus (20%), upper respiratory tract infections (18%), abdominal pain (18%), anemia (16%), headache (15%), thrombocytopenia (15%).

DRUG INTERACTIONS
Periodically monitor digoxin plasma levels due to increased Cmax and AUC with concomitant REVLIMID therapy. Patients taking concomitant therapies such as erythropoietin-stimulating agents or estrogen-containing therapies may have an increased risk of thrombosis. It is not known whether there is an interaction between dexamethasone and warfarin. Close monitoring of PT and INR is recommended in patients with MM taking concomitant warfarin.
USE IN SPECIFIC POPULATIONS

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Pregnancy: See Boxed WARNINGS: If pregnancy does occur during treatment, immediately discontinue the drug and refer patient to an obstetrician/gynecologist experienced in reproductive toxicity for further evaluation and counseling. There is a REVLIMID pregnancy exposure registry that monitors pregnancy outcomes in females exposed to REVLIMID during pregnancy as well as female partners of male patients who are exposed to REVLIMID. This registry is also used to understand the root cause for the pregnancy. Report any suspected fetal exposure to REVLIMID to the FDA via the MedWatch program at 1-800-FDA-1088 and also to Celgene Corporation at 1-888-423-5436.

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Lactation: There is no information regarding the presence of lenalidomide in human milk, the effects of REVLIMID on the breastfed infant, or the effects of REVLIMID on milk production. Because many drugs are excreted in human milk and because of the potential for adverse reactions in breastfed infants from REVLIMID, advise female patients not to breastfeed during treatment with REVLIMID.

•	Renal Impairment: Adjust the starting dose of REVLIMID based on the creatinine clearance value and for patients on dialysis.

Please see full Prescribing Information, including Boxed WARNINGS, for REVLIMID.

Please see the rituximab full Prescribing Information for Important Safety Information at www.rituxan.com.
About BeiGene
BeiGene is a global, commercial-stage, research-based biotechnology company focused on molecularly-targeted and immuno-oncology cancer therapeutics. With a team of over 3,000 employees in the United States, China, Australia, and Europe; BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is also working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients. In the United States, BeiGene markets and distributes BRUKINSA™ (zanubrutinib) and in China, the Company markets ABRAXANE® (paclitaxel for injection [albumin bound]), REVLIMID® (lenalidomide), and VIDAZA® (azacitidine) under a license from Celgene Logistics Sarl, a Bristol-Myers Squibb company5.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s plans and expectations for further development and commercialization of REVLIMID in China and the potential implications for patients. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

1 Bello C, Zhang L, Naghashpour M. Follicular lymphoma: current management and future directions. Cancer Control. 2012;19:187-95.
2 Sousou T, Friedberg J. Rituximab in indolent lymphomas. Semin Hematol. 2010; 47(2):133-42.
3Zinzani, P. L. (2012). The many faces of marginal zone lymphoma. Hematology, 2012(1), 426-432.
4 https://gco.iarc.fr/
5ABRAXANE® is registered trademark of Abraxis Bioscience LLC, a Bristol-Myers Squibb company; REVLIMID® and VIDAZA® are registered trademarks of Celgene Corporation, a Bristol-Myers Squibb company.

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